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                                                                   EXHIBIT 10.20



                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of November 25, 2002, by and between DECKERS OUTDOOR CORPORATION, a Delaware corporation (the "Company"), and JOHN KALINICH (the "Executive").

                                    ARTICLE I
                                 DUTIES AND TERM

        1.1 Employment. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Company agrees to hire the Executive, and the Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

        1.2 Position and Responsibilities. The Executive will serve as Vice President and Director of Teva retail and licensing, reporting directly to the Chief Executive Officer. As Vice President and Director of Teva retail and licensing, the Executive shall perform the following duties: mail order, Internet and retail operations, licensing programs and intellectual property development and protection.

        1.3 Term. The term of the Executive's employment under this Agreement will commence on the date first written above and will continue, unless sooner terminated, until November 24, 2007. Commencing on November 25, 2007, the Executive's term of employment shall automatically be extended without further action by the Company or the Executive on a month-to-month basis until such time as thirty (30) calendar days' written notice of termination is given by the Company or written notice is given by the Executive.

        1.4 Location. During the period of his employment under this Agreement, the Executive shall not be required, except with his prior written consent, to relocate his principal place of employment outside of Flagstaff, Arizona. Required travel on the Company's business shall not be deemed a relocation so long as the Executive is not required to provide his services hereunder outside of Flagstaff, Arizona, for more than twenty percent (20%) of his working days during any consecutive six (6) month period.

                                   ARTICLE II
                                  COMPENSATION

        For all services rendered by the Executive in any capacity during his employment under this Agreement, the Company will compensate the Executive as follows:

        2.1 Base Salary. The Company will pay to the Executive an annual base salary of not less than ONE HUNDRED SIXTY SIX THOUSAND ONE HUNDRED TWENTY FIVE DOLLARS ($166,125), to be paid in equal installments in accordance with the Company's general payment policies in effect during the term hereof (the "Base Salary"). The Board or a committee thereof will annually review the Base Salary, and shall, in its discretion, increase the

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Base Salary based on the Executive's performance, the Company's performance, and increases in the cost of living.

        2.2 Incentive Bonus. The Executive shall be eligible to receive an annual bonus of $30,000 to $60,000 based on mutually agreed performance criteria established annually (the "Incentive Bonus").

        2.3 Stock Options. At the commencement of Executive's employment hereunder, Executive will be granted options to purchase 50,000 shares of Company Common Stock pursuant to the Company's Stock Option Plan. Commencing in calendar year 2003, and annually as long as Executive is an employee of the Company, Executive will be granted additional options to purchase 10,000 shares of Common Stock pursuant to the Company's Stock Option Plan.

        2.4 Additional Benefits. The Executive will be entitled to participate in all benefit and welfare programs, plans, and arrangements that are from time to time made available to the Company's like-level executive employees.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

        3.1 Death or Retirement of Executive. The Executive's employment under this Agreement will automatically terminate upon the death or Retirement (as defined in Section 6.1) of the Executive.

        3.2 By Executive. The Executive will be entitled to terminate his employment under this Agreement by giving Notice of Termination (as defined in Section 6.1 hereof) to the Company:

               (a) for Good Reason (as defined in Section 6.1 hereof); and

               (b) at any time without Good Reason.

        3.3 By Company. The Company will be entitled to terminate the Executive's employment under this Agreement by giving Notice of Termination to the Executive:

               (a) in the event of Executive's Total Disability (as defined in Section 6.1 hereof);

               (b) for Cause (as defined in Section 6.1 hereof); and

               (c) at any time without Cause.

                                   ARTICLE IV
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

        If the Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein



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following his period of employment, the Company will be obligated to provide compensation and benefits to the Executive only as follows:

        4.1 Upon Termination for Death or Disability. If the Executive's employment hereunder is terminated by reason of his death or Total Disability, the Company will:

               (a) pay the Executive (or his estate) or beneficiaries any Base Salary that has accrued but not paid as of the termination date (the "Accrued Base Salary");

               (b) pay the Executive (or his estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "Accrued Vacation Payment");

               (c) reimburse the Executive (or his estate) or beneficiaries for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

               (d) provide to the Executive (or his estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of the Executive's death or Total Disability under applicable law;

               (e) pay the Executive (or his estate) or beneficiaries any Incentive Bonus with respect to a prior fiscal year that has accrued but has not been paid (the "Accrued Incentive Bonus"); and

               (f) the Executive (or his estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

        4.2 Upon Termination by Company for Cause or by Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause, or if the Executive terminates his employment with the Company other than (x) upon the Executive's death or Total Disability or (y) for Good Reason, the Company will:

               (a) pay the Executive the Accrued Base Salary;

               (b) pay the Executive the Accrued Vacation Payment;

               (c) pay the Executive the Accrued Reimbursable Expenses;

               (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

               (e) pay the Executive any Accrued Incentive Bonus; and



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               (f) the Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(f) hereof.

        4.3 Upon Termination by the Company Without Cause or by Executive for Good Reason. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company will:

               (a) pay the Executive the Accrued Base Salary;

               (b) pay the Executive the Accrued Vacation Payment;

               (c) pay the Executive the Accrued Reimbursable Expenses;

               (d) pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

               (e) pay the Executive any Accrued Incentive Bonus;

               (f) pay the Executive commencing on the thirtieth (30th) day following the termination date twelve (12) monthly payments equal to one-twelfth (1/12th) of the sum of (A) the Executive's Annual Base Salary in effect immediately prior to the time such termination occurs multiplied by five (5), less (B) Base Salary payments made to the Executive during the first five (5) years following the date of this Agreement;

               (g) maintain in full force and effect, for the Executive's and his eligible beneficiaries' continued benefit, until the first to occur of (x) his attainment of alternative employment or (y) the fifth anniversary of this Agreement, the benefits provided pursuant to Company-sponsored benefit plans, programs, or other arrangements in which the Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.3 hereof, subject to the terms and conditions of such plans and programs (the "Continued Benefits"). If the Executive's continued participation is not permitted under the general terms and provisions of such plans, programs, and arrangements, the Company will arrange to provide the Executive with Continued Benefits substantially similar to those which the Executive would have been entitled to receive under such plans, programs, and arrangements; and

               (h) the Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        The Executive's employment shall be subject to the Executive executing the Company's standard employee confidentially agreement, inventions assignment agreement, and any other agreements required to be executed by all like level executives of the Company.



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                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 Definitions. For purposes of this Agreement, the following terms will have the following meanings:

               "Accrued Base Salary" - as defined in Section 4.1(a) hereof.

               "Accrued Benefits" - as defined in Section 4.1(d) hereof.

               "Accrued Incentive Bonus" - as defined in Section 4.1(e) hereof.

               "Accrued Reimbursable Expenses" - as defined in Section 4.1(c) hereof.

               "Accrued Vacation Payment" - as defined in Section 4.1(b) hereof.

               "Affiliate" - of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               "Incentive Bonus" - as defined in Section 2.2 hereof.

               "Base Salary" - as defined in Section 2.1 hereof.

               "Board" - means the Company's Board of Directors.

               "Cause" will mean any willful breach of duty by the employee in the course of his employment, continued violation of written Company employment policies after written notice of such violation, conviction of a felony, engaging in illegal activities which defame the Company, or in case of his habitual neglect of his duty or continued incapacity to perform it.

               "Continued Benefits" - as defined in Section 4.3(g) hereof.

               "Good Reason" will mean the occurrence of material breach of this Agreement by the Company, which breach is not cured within fifteen (15) calendar days after written notice thereof is received by the Company.

               "Notice of Termination" will mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.



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               "Person" - means any natural person, firm, partnership,
        association, corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority, or other entity.

               "Retirement" will mean normal retirement at age 65.

               "Total Disability" will mean the Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding one hundred eighty (180) consecutive days or for periods aggregating more than one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether the Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute will be submitted for resolution to a licensed physician agreed upon by the Company and the Executive, or if an agreement cannot be promptly reached, the Company and the Executive will promptly select a physician, and if these physicians cannot agree, the physicians will promptly select a third physician whose decision will be binding on all parties. If such a dispute arises, the Executive will submit to such examinations and will provide such information as such physician(s) may request, and the determination of the physician(s) as to the Executive's physical or mental condition will be binding and conclusive. Notwithstanding the foregoing, if the Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" will mean total disability as defined therein.

        6.2 Key Man Insurance. The Company will have the right, in its sole discretion, to purchase "key man" insurance on the life of the Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, the Executive will take such physical examinations and supply such information as may be reasonably requested by the insurer.

        6.3 Successors; Binding Agreement. This Agreement will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

        6.4 Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

        6.5 Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, will not affect the validity or enforceability of any other covenant or agreement contained herein.



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        6.6 Form of Notice to Parties. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the following address:

               If to Executive:     John Kalinich
                                    3133 North Meadow Brook
                                    Flagstaff, AZ 86004

               If to Company:       Deckers Outdoor Corporation
                                    495-A South Fairview Avenue
                                    Goleta, CA 93117
                                    Attn: Douglas B. Otto
                                    Facsimile #805-967-7862

or, in each case, at such other address as may be specified in writing to the other parties hereto.

        All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

        6.7 Assignment. This Agreement and any rights hereunder will not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

        6.8 Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

        6.9 Executive's Representations. The Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

        6.10 Governing Law. This Agreement will be construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof.



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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             COMPANY:


                                             DECKERS OUTDOOR CORPORATION


                                             By: /s/ Douglas B. Otto
                                                --------------------------------
                                             Name:  Douglas B. Otto
                                             Title: Chief Executive Officer


                                             EXECUTIVE:

                                             /s/ John Kalinich
                                             -----------------------------------
                                             John Kalinich



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